UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 6, 2012
Date of Report (Date of earliest event reported)

AMC ENTERTAINMENT INC.
(Exact name of registrant as specified in its charter)

Delaware	1-8747	43-1304369
(State of Incorporation)	(Commission File Number)	(IRS Employer
Identification Number)

920 Main Street
Kansas City, Missouri 64105-1977
(Address, including zip code, of registrant’s
principal executive offices)

(816) 221-4000
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

On March 7, 2012 the Company issued a press release announcing the completion on March 6, 2012 at 11:59 p.m., New York City time, of its previously disclosed Tender Offer and that it had accepted for purchase, pursuant to the Tender Offer, $50,892,000 aggregate principal amount of Notes not previously accepted for purchase tendered at or prior to the Early Tender Date for the "Total Consideration," which is equal to (i) $972.50 per $1,000.00 in principal amount of Notes validly tendered (the "Tender Consideration") plus (ii) $30.00 per $1,000.00 in principal amount of the Notes validly tendered (the "Early Tender Premium") and $10,000 aggregate principal amount of Notes tendered after the Early Tender Date but at or prior to the Expiration Date for the Tender Consideration. As previously disclosed, on February 22, 2012 the Company accepted for purchase, pursuant to the Tender Offer, $58,063,000 aggregate principal amount of Notes tendered at or prior to the Early Tender Date for the Total Consideration.

In addition, the Company announced in the press release its intent to redeem $51,035,000 aggregate principal amount of Notes at a price of $1,000 per $1,000 principal amount of Notes as soon as possible, such that an aggregate of $160 million of Notes will be retired through the Tender Offer and the redemption.

Item 9.01  Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release of the Company

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMC ENTERTAINMENT INC.

Date: March 7, 2012	By:	/s/ CRAIG R. RAMSEY
Craig R. Ramsey
Executive Vice President and Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release of the Company

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